UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2016

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4/F Yushan Plaza
51 Yushan Road
Nangang District, Harbin 150090
People’s Republic of China
(Address of principal executive offices)

(86) 451-82287746
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Status of Internal Investigation

As previously reported on April 5, 2016, on March 21, 2016, the Board of Directors of Nutrastar International Inc. (the “Company”) resolved to undertake an investigation (the “Investigation”) into the Company’s operations and assets and those of its subsidiaries in China and into the activities of the Company’s former CEO and significant stockholder, Ms. Lianyun Han, as those activities relate to the Company and its subsidiaries, to identify the location of the Company’s and its subsidiaries’ assets and potentially seize control of the Company’s and its subsidiaries’ assets from the CEO.

The Board engaged FTI Consulting (China) Limited (“FTI”) to provide certain advisory and due diligence services relating to the Investigation and the law firm of King & Wood Mallesons to represent the Company and support FTI’s efforts and to provide other legal advice related to the Investigation. The Board also engaged Confidential Global Investigations (“CGI”) to locate the current whereabouts and status of Ms. Han. The preliminary results of the investigations conducted by FTI and CGI are summarized below.

Preliminary Results of FTI Investigation

FTI’s preliminary investigation included discreet investigations to identify information, intelligence and documentation (to the extent possible) regarding the current business status of the Company’s variable interest entity, Daqing Shuaiyi Biotech Co., Ltd. (“Daqing Shuaiyi”) and Ms. Han in the PRC, and any recent litigation that may affect those assets. The emphasis was to be on their working capital assets and operational status and any other potential issues that may merit further scrutiny and to identify any business risks or indications of the misappropriation of assets.

FTI’s preliminary investigation included a review of press reports; online resources, including government websites and online databases subscribed by FTI; online PRC corporate records held by the State Administration of Commerce & Industry (“AIC”) to obtain more information about other corporate assets identified to be held by Daqing Shuaiyi and Ms. Han; available PRC litigation databases; discreet inquiries with knowledgeable industry sources identified by FTI; and field investigations into the known locations of Daqing Shuaiyi’s place of business in Daqing and in Harbin to confirm the current status of its business operations through site visits.

According to available media reports and checks of PRC litigation and enforcement databases, FTI found that Daqing Shuaiyi and its key principals as well as affiliated companies have become involved in a significant number of litigation cases involving contract and loan disputes with total amounts potentially reaching up to 50 million RMB. With regards to the listed legal representative of Daqing Shuaiyi, Weihan Zhang, an online report was identified suggesting that he is the son of Ms. Han, but this could not be independently verified. In terms of business operations, online research, discreet inquires and site visits paid the operation address of Daqing Shuaiyi in Daqing and to affiliated companies in Harbin all found that the companies have ceased operations due to the financial disputes and affected parties including the local Daqing government, and local banks had moved to freeze available assets with a view to recover moneys owed. According to recent litigation cases in 2015, the courts have declared that Daqing Shuaiyi no longer holds any effective assets that could be used to recover damages in these cases, despite judgements made against Daqing Shuaiyi and/or Ms. Han.

As per inquiries conducted in relation to Daqing Shuaiyi, FTI’s investigations indicate that Ms. Han has been involved in an increasing number of litigation cases in relation to the non-repayment of loans and other financial disputes. Allegations of illegal fund-raising were also identified. While litigation records relating to cases in mid-2015 indicate that Ms. Han was unable to appear in court for the case hearings due to her having been detained, it could not be confirmed whether or not Ms. Han or Mr. Zhang had been or are currently still under custody.

FTI is not conducting any further investigation into this matter at this time.

Preliminary Results of CGI Investigation

CGI’s initial investigation included a review of companies associated with Ms. Han in China and Hong Kong, securing corporate records for those companies to locate a new address for Ms. Han, phone directory searches in all PRC provinces, media research, global litigation searches, Hong Kong property and mortgage searches, and additional investigation into a company associated with Ms. Han.

In its preliminary findings, CGI reported that it appears that Ms. Han could either be incarcerated/detained or deliberately “off grid” and in hiding. Ms. Han was reportedly detained by authorities in June 2015 and her son was allegedly arrested as well for a fund-raising fraud involving a breeding base in Zhaoyuan in which Ms. Han also allegedly participated. Ms. Han has also been the debtor/defendant in a number of lawsuits and judgments in Hong Kong and China over the last two years. The highest judgment amount against her appears to be about $402,000 USD. Most of the lawsuits appear to involve loan disputes and a number of them were filed earlier this year. Most recently, Ms. Han was sued by Liu Yulong in a loan dispute case in Beijing filed on June 22, 2016. This case was heard by the court on July 16, 2016, but Ms. Han did not appear in court. The case was scheduled for trial on September 12, 2016. It also appears that Ms. Han was detained by police in July 2015 in connection with a loan dispute involving DU Lifei.

CGI also found that Ms. Han became a 50% shareholder of a PRC company called Zhongzhi Xiaokang Agricultural Technology Co (“Zhongzhi Xiaokang”) in December 2015, however it is unclear if this is an active entity. Zhongzhi Xiaokang has not filed financials yet (because it was formed less than a year ago). Further, a site visit to the company’s address found the company does not actually have an office in the building. Phone calls to Zhongzhi Xiaokang were answered and an employee said that the company engaged in agricultural research and experiments and has 100 employees.

CGI’s research revealed that Ms. Han is also a director of Goldens Group (HK) International Trading Limited, a company registered in Hong Kong in 2005 that is still active. The 2015 annual return shows a different address for Ms. Han than addresses found in other searches, and CGI proposes to conduct a site visit to this address in phase 2 of its investigation if requested by the Board. CGI also proposes to conduct additional criminal record inquiries on Ms. Han in phase 2 of its investigation. The Board is currently considering CGI’s proposal for phase 2 of its investigation.

Next Steps

Since the results of the investigations by FTI and CGI thus far indicate that Daqing Shuaiyi is no longer operating and that the assets it may have had have been diverted, the Board’s focus is on identifying the location of those assets, recovering all or a portion of those assets and thereby creating value for the Company’s stakeholders. In furtherance of this goal, the Company has engaged Fredrikson & Byron P.A., a U.S. based, international law firm with an office in Shanghai, China, to support the Company’s efforts to identify and preserve its assets and to assist in efficiently coordinating the Company’s asset recovery efforts.

Replacement of Subsidiary Board Members and Legal Representatives

At a September 2016 board meeting, the board of directors of the Company adopted resolutions that authorized the change of directors at the Company’s subsidiary, New Zealand WAYNE’s New Resources Development Co., Ltd. (“BVI Sub”), and to cause BVI Sub to change the director of its subsidiary Oriental Global Holdings Limited (“HK Sub”) and to cause HK Sub to change the director(s) and/or legal representative(s) of its subsidiary Harbin Baixin Biotech Development Co., Ltd. (“WFOE”). Mr. Y. Tristan Kuo was appointed as the director of the BVI Sub and the Hong Kong Sub and the interim President of the Company, David Chong, was delegated authority to appoint a director and legal representative of the WFOE.

SEC Report

The Company will continue to delay the release of its 2015 financial results due to the pending Investigation and does not anticipate filing its Form 10-K for the fiscal year ended December 31, 2015 or any quarterly or annual reports for quarterly or annual periods thereafter until after the conclusion of the Investigation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The word “expect” and similar terms and phrases are used in this notification to identify forward-looking statements and statements regarding future events that involve risks and uncertainties. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements include, among other things, the future appointment of a CEO and the conduct of the Investigation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRASTAR INTERNATIONAL INC.

Date: October 17, 2016	/s/ David Chong
Name: David Chong
Title: Interim President and Treasurer